THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE EXERCISE OF THIS WARRANT AND/OR THE TRANSFER OF THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF (OR UPON THE CONVERSION OF THE SERIES B CONVERTIBLE PREFERRED STOCK ISSUED UPON THE EXERCISE HEREOF) IS FURTHER RESTRICTED AS DESCRIBED HEREIN.

                              STERLING VISION, INC.

   Warrant for the purchase of shares of Series B Convertible Preferred Stock,
                            $.01 par value per share


         THIS CERTIFIES that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, __________________________, a ______________ having an office at
_______________________________________________ (the "Initial Holder"), is
entitled to subscribe for and purchase from Sterling Vision, Inc., a New York corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time during the period commencing on August __, 2000 and expiring at 5:00 p.m. on _______________, 2005 (the "Exercise Period"), _____________ shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), at a price (the "Exercise Price") per one-half share of Series B Convertible Preferred Stock (or one share of Common Stock, as discussed below) of and --/100 ($ ) Dollars. Notwithstanding the foregoing if, as and when the Series B Preferred Stock is automatically converted into the Company's Common Stock (on a 2:1 basis, subject to possible adjustment), notice of which shall be promptly delivered to the Holder by the Company, this Warrant, to the extent that it has not been previously exercised for Series B Preferred Stock, shall thereupon become exercisable for such number of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") as shall equal the product of the number of shares of Series B Preferred Stock into which this Warrant is then exercisable and the number of shares of Common Stock issuable upon the conversion of each share of Series B Preferred Stock. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. As used herein, the term "Holder" shall include the Initial Holder and any transferee to whom this Warrant has been transferred in accordance with, and as permitted by, the terms hereof.

         The number of shares of Series B Preferred Stock or Common Stock (as applicable) issuable upon the exercise of this Warrant (the "Warrant Shares") may be adjusted from time to time as hereinafter set forth.

         1. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by transmission to the Company, by telecopy, of the Election to Exercise attached hereto followed, within three (3) business days, by the surrender of this Warrant (with the Election to Exercise duly executed) to the Company (to the attention of its General Counsel) at its offices at 1500 Hempstead Turnpike, East Meadow, New York 11554, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company, in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price").

         2. Notwithstanding anything to the contrary contained in this Warrant, and in addition to inability of the Holder to exercise this Warrant until six
(6) months after the date hereof, this Warrant shall not be exercisable by the Holder to the extent that and so long as the Common Stock which would be acquired upon such exercise (or which would be issuable upon conversion of the Series B Preferred Stock if the Warrant is exercised for Series B Preferred Stock), when aggregated with any other shares of Common Stock at the time of exercise beneficially owned by the Holder and not previously sold by the Holder, would aggregate more than 4.9% of the then outstanding shares of Common Stock of the Company. For this purpose, "beneficial ownership" shall be determined in accordance with the provisions of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The opinion of the Holder's counsel shall be conclusive in calculating the Holder's beneficial ownership.

         3. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. Within seven
(7) business days after each such exercise of this Warrant and receipt by the Company of this Warrant, the Election to Exercise and the Aggregate Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or his/her/its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

         4. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of this Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any damages resulting from any change in registration of this Warrant, if this Warrant is registered in the name of a fiduciary or the nominee of a fiduciary, unless made with the actual knowledge of the general counsel of the Company that such fiduciary or nominee is committing a breach of trust in requesting such change in registration. This Warrant shall be transferable on the Warrant Register only upon delivery thereof duly endorsed by the Holder or by his/her/its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, subject in all cases to compliance with the terms and provisions hereof. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person(s) entitled thereto. This Warrant may be exchanged, at the option of the Holder hereof, for another Warrant, or for other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer: (i) is not then permitted pursuant to the terms hereof; or (ii) does not comply with the provisions of the Act, the rules and regulations promulgated thereunder, and/or any applicable state securities laws.

         5. The Company shall at all times reserve and keep available out of its authorized and unissued Preferred Stock and Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Series B Preferred Stock and Common Stock equal to the number of Warrant Shares covered hereby. The Company covenants that all shares of Series B Preferred Stock or Common Stock, as the case may be, issuable upon the exercise of this Warrant, upon receipt by the Company of the Aggregate Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

         6. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance, other than applicable transfer taxes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting such issuance shall have paid to the Company the amount of such tax or shall have established, to the satisfaction of the Company, that such tax has been paid.

         7. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, or combination of shares, the outstanding shares of Series B Preferred Stock or Common Stock of the Company, as applicable, are at any time increased or decreased or changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation, then appropriate adjustments in the Exercise Price and in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder, upon exercise, will be the same as it would have been had he/she/it owned, immediately prior to the occurrence of such event, the Series B Preferred Stock or Common Stock, as applicable, subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of this Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated.

         8. Unless and until registered by the Company under the Securities Act of 1933, as amended (the "Act"), the Warrant Shares issued upon the exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. SUCH SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS CONTAINED IN A WARRANT, DATED ______________, 2000, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

         9. In addition to the foregoing, the Holder of this Warrant shall be prohibited from offering, selling, contracting to sell or otherwise disposing of or transferring the Warrant Shares until the earliest of: (i) the expiration of the six (6) month period following the date of the Company's filing, with the Securities and Exchange Commission, of a registration statement seeking registration, under the Act, of such shares of the Company's Common Stock into which the Series B Preferred Stock (to be issued upon the exercise of this Warrant) will convert (subject to the Company's receipt of the approval of a majority of its stockholders); (ii) the date on which the composite closing price of the Company's Common Stock, as reported on the Nasdaq National Market System (or the principal, registered, national securities exchange on which the Common Stock may then be trading), is $12.00 or greater for a period of ten (10) consecutive trading days;

and (iii) the date on which the Company's Common Stock is no longer traded on the Nasdaq National Market System or any other registered, national securities exchange.

         10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and, if reasonably requested, an indemnity reasonably acceptable to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

         11. The Holder of this Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

         12. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

Dated: _____________, 2000

                                              STERLING VISION, INC.

                                              By:
                                                 -------------------------------
                                                 Name:  Dr. Robert Cohen
                                                 Title: Chairman

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

         FOR VALUE RECEIVED, ______________________________ hereby sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Series B Convertible Preferred Stock, $.01 per value or share, or Common Stock, $.01 par value per share, of Sterling Vision, Inc. (the "Company"), as applicable, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:


                                    Signature
                                             -----------------------------------

Signature Guaranteed:



                                     NOTICE


         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:      Sterling Vision, Inc.
         1500 Hempstead Turnpike
         East Meadow, New York  11554


                              ELECTION TO EXERCISE


                  The undersigned hereby exercises his, her, or its rights to purchase _______ shares of the Company's Class B Convertible Preferred Stock, or _______ shares of the Company's Common Stock (collectively, the "Warrant Shares") covered by the within Warrant and tenders payment herewith in the amount of $_________ in accordance with the terms thereof; and the undersigned certifies that this Warrant is owned by the undersigned free and clear of any and all claims, liens and/or encumbrances and requests that certificates for such securities be issued in the name of, and delivered to:


                          ----------------------------

                          ----------------------------

                          ----------------------------
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

         and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

The undersigned request that the shares to be issued pursuant to this Election to Exercise be issued by issuance of a Certificate therefor to the above entity/individual.


Dated:                                       Name:
      -----------------                           ------------------------------
                                                  (Print)

Address:
        ------------------------------------------------------------------------


                                                  ------------------------------
                                                  (Signature)